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                           DAYTON HUDSON CORPORATION


                                      TO



                       FIRST TRUST NATIONAL ASSOCIATION,
                                    Trustee


                     ------------------------------------


                         SECOND SUPPLEMENTAL INDENTURE


                     ------------------------------------



                        Dated as of September 24, 1996



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     SECOND SUPPLEMENTAL INDENTURE, dated as of September 24, 1996, between
DAYTON HUDSON CORPORATION, a corporation duly organized and existing under the laws of the State of Minnesota (herein called the "Company"), having its principal office at 777 Nicollet Mall, Minneapolis, Minnesota 55402, and FIRST TRUST NATIONAL ASSOCIATION, a corporation duly organized and existing under the laws of the State of Minnesota, as Trustee (herein called the "Trustee").

                                   RECITALS

     The Company has heretofore executed and delivered to the Trustee a certain indenture, dated as of February 1, 1986 (the "Initial Indenture"), pursuant to which one or more series of unsecured debentures, notes or other evidences of indebtedness of the Company (herein called the "Securities") may be issued from time to time. The Company and the Trustee amended the Initial Indenture pursuant to a First Supplemental Indenture, dated as of February 7, 1991, (the Initial Indenture as so amended is hereinafter referred to as the "Indenture"). All terms used in this Second Supplemental Indenture which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

     The Company and the Trustee desire to execute and deliver of this Second Supplemental Indenture for the purpose of amending the Indenture in order to substitute the Security Registrar under Section 305 of the Indenture, and the agent, for presentations, surrenders, notices and demands under Section 1002 of the Indenture, in the Borough of Manhattan, New York, New York.

     Section 901(9) of the Indenture provides that a supplemental indenture may be entered into by the Company and the Trustee without the consent of any Holders to make provisions with respect to matters arising under the Indenture which do not adversely affect the interests of the Holders of Securities of any series in any material respect.

     All things necessary to make this Second Supplemental Indenture a valid agreement of the Company and the Trustee and a valid amendment of and supplement to the Indenture have been done.

     NOW, THEREFORE, THIS SECOND SUPPLEMENTAL INDENTURE WITNESSETH:

     For and in consideration of the premises and agreements herein, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Securities or of any series thereof, as follows:

     Section 101. The references to IBJ Schroder Bank & Trust Company in Sections 305 and 1002 of the Indenture are hereby changed to First Trust of New York, National Association. First Trust of New York, National Association has also
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been appointed by the Trustee as an Authenticating Agent pursuant to Section 614 of the Indenture.

     Section 102. Except as hereby otherwise expressly provided, the Indenture is in all respects ratified and confirmed, and all the terms, provisions and conditions thereof shall be and remain in full force and effect.

     Section 103. This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instruments.



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     IN WITNESS WHEREOF, the parties hereto have caused this Second Supplemental
Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.


                                       DAYTON HUDSON CORPORATION

                                       By /s/ Stephen C. Kowalke
                                         -----------------------------
[Seal]                                   Its Treasurer
                                            --------------------------



Attest:

/s/ William E. Harder
--------------------------

                                       FIRST TRUST NATIONAL
                                        ASSOCIATION, as Trustee

                                       By /s/ Eve D. Kaplan
                                         -----------------------------
[Seal]                                   Its  VICE PRESIDENT
                                            --------------------------



Attest:

/s/ Kathy Barrett
--------------------------





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STATE OF MINNESOTA   )
                     ) ss
COUNTY OF HENNEPIN   )


          On the 30th day of September, 1996, before me personally came Stephen
C. Kowalke, to me known, who, being by me duly sworn, did depose and say that he is the Treasurer of DAYTON HUDSON CORPORATION, one of the corporations described in and which executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation, and that he signed his name thereto by like authority.


                                    /s/ Deborah A. Pennington
                                    ---------------------------------
                                    Notary Public


STATE OF MINNESOTA   )
                     ) ss           [SEAL OF NOTARY PUBLIC]
COUNTY OF RAMSEY     )


          On the 30th day of September, 1996, before me personally came Eve D. Kaplan, to me known, who, being by me duly sworn, did depose and say that she is the Vice President of FIRST TRUST NATIONAL ASSOCIATION, one of the corporations described in and which executed the foregoing instrument; that she/he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation, and that she/he signed her/his name thereto by like authority.


                                    /s/ S. Dignan
                                    ---------------------------------
                                    Notary Public

                                    [SEAL OF NOTARY PUBLIC]




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